EXHIBIT 10.3

AMENDMENT NO. 1
TO
MASTER REPURCHASE AGREEMENT

AMENDMENT NO. 1 TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of August 16, 2005, by and between:

CAPLEASE, LP, a Delaware limited partnership, for itself and on behalf of certain special-purpose entity subsidiaries thereof (collectively, “Sellers”); and

CAPITAL LEASE FUNDING, INC., a Maryland corporation (“Guarantor”); and

CAPLEASE SERVICES CORP., a Delaware corporation (“Services”); and

WACHOVIA BANK, NATIONAL ASSOCIATION (“Buyer”).

PRELIMINARY STATEMENTS

(A) Sellers and Guarantor entered into a certain Master Repurchase Agreement, dated as of September 22, 2004 with the Buyer (as amended, the “Repurchase Agreement”); and

(B) Services, as a wholly owned subsidiary of Guarantor, desires to be added as a party to the Repurchase Agreement as a seller, and Buyer is willing to add Services as a party thereto, all on the terms and conditions hereinafter set forth; and

(C) Sellers and Guarantor have requested that Buyer issue letters of credit to Sellers, Guarantor, Services or any of their affiliates or subsidiaries under the Repurchase Agreement; and

(D) Sellers and Guarantor have also requested that the Buyer amend certain provisions of the Repurchase Agreement, and the Buyer is willing to do so, all on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the agreements and provisions contained herein, the parties hereto hereby agree as follows:

ARTICLE I.

AMENDMENTS

Section 1.1.  Definitions.Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Repurchase Agreement.

Section 1.2.  Certain Amendments to Repurchase Agreement. The Repurchase Agreement is hereby amended as follows:

(a)  The definition of “Asset Value” appearing in Section 2.01 of the Repurchase Agreement is hereby amended by adding the following subclause (c) thereto:

“(c)
the aggregate Asset Value shall be reduced on a dollar-for-dollar basis by the amount of LC Exposure as of such date of determination. Such reduction may be applied individually against any Eligible Asset or collectively against all Eligible Assets in the Buyer’s sole discretion; provided, that, the total amount of reduction shall not exceed the amount of LC Exposure as of such date of determination.”

(b)  The definition of “Consolidated Tangible Net Worth” appearing in Section 2.01 of the Repurchase Agreement is hereby amended by adding the following subclause (c) thereto:

“(c)	for the avoidance of doubt, ‘Consolidated Tangible Net Worth’ shall add back accumulated depreciation and amortization on real estate investments.”

(c)  The definition of “Initial Termination Date “ appearing in Section 2.01 of the Repurchase Agreement is amended and restated in its entirety as follows:

“‘Initial Termination Date’: Shall be August 15, 2006.”

(d)  The defined term “LC Disbursement” is hereby added to Section 2.01 of the Repurchase Agreement in alphabetical order and the definition of such term shall read in its entirety as follows:

“‘LC Disbursement’: A payment made by the Buyer pursuant to a Letter of Credit. Following such payment, the Buyer shall increase the Purchase Price and Repurchase Price of any Purchased Asset, as selected by Buyer in its sole discretion.”

(e)  The defined term “LC Documentation” is hereby added to Section 2.01 of the Repurchase Agreement in alphabetical order and the definition of such term shall read in its entirety as follows:

“‘LC Documentation’: All applications and agreements relating to the issuance by the Buyer (or any Letter of Credit issuing affiliate) of any Letter of Credit other than the Wachovia Letter of Credit to either Sellers, Guarantor, Services or any of their affiliates or subsidiaries (“Applicants”) and all accompanying ancillary documentation, including, without limitation, all Letters of Credit, reimbursement agreements and security agreements executed and delivered in connection therewith.”

(f)  The defined term “LC Exposure” is hereby added to Section 2.01 of the Repurchase Agreement in alphabetical order and the definition of such term shall read in its entirety as follows:

“‘LC Exposure’: At any time, the sum of (a) the aggregate undrawn and unexpired amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have, or are deemed to have, been funded under this Agreement, provided, that, such LC Disbursements have not resulted in an increase in the Purchase Price and Repurchase Price of any Purchased Asset. At no time during the term hereof shall the LC Exposure exceed $20 million (not including exposure under the Wachovia Letter of Credit). Notwithstanding the foregoing, any LC Disbursement that has (i) been repaid by the Sellers in cash or Cash Equivalents, or (ii) resulted in the increase in the Purchase Price and Repurchase Price of the Purchased Asset, shall not be calculated as part of LC Exposure.”

(g)  The defined term “Letter of Credit” is hereby added to Section 2.01 of the Repurchase Agreement in alphabetical order and the definition of such term shall read in its entirety as follows:

“‘Letter of Credit’: Any letter of credit issued pursuant to any LC Documentation.”

(h)  The definition of “Maximum Amount“ appearing in Section 2.01 of the Repurchase Agreement is amended and restated in its entirety as follows:

“‘Maximum Amount’: $250,000,000 plus the amount available under the Wachovia Letter of Credit, or such greater amount as Buyer may determine in accordance with Section 3.05(b) hereof, less the LC Exposure.”

(i)  The definition of “Mortgage Asset“ appearing in Section 2.01 of the Repurchase Agreement is amended and restated in its entirety as follows:

“‘Mortgage Asset’: Any Whole Loan, B Note, Mezzanine Loan, CMBS, Floater, Letter of Credit Loan or Construction Loan, or any other asset that Buyer agrees in its sole discretion to purchase hereunder, which the Custodian has been instructed to hold for Buyer pursuant to the Custodial Agreement listed on a Confirmation. In no event shall “Mortgage Asset” include any asset (i) not entirely owned by Seller and (ii) unless otherwise approved by Buyer, except in the case of CMBS, not a loan secured by real property encumbered by a Credit Tenant Lease.”

(j)  The definition of “Sellers” appearing in Section 2.01 of the Repurchase Agreement is amended and restated in its entirety as follows:

“‘Seller(s)’: Caplease, LP, a Delaware limited partnership, certain special purpose-entity subsidiaries thereof, and Caplease Services Corp., a Delaware corporation.”

(k)  The definition of “SPE Seller” appearing on Section 2.01 of the Repurchase Agreement is amended and restated in its entirety as follows:

“‘SPE Seller’: A Subsidiary of Caplease or Guarantor formed after the date hereof solely for the purposes of owning real estate and obtaining credit-tenant lease mortgage loans from Caplease or Guarantor which will be Mortgage Assets under Direct CTL Transactions, and which Subsidiary shall have such corporate and capital structure, and have governing documents having such terms and restrictions, as shall be consistent with bankruptcy-remote “special-purpose entities” and otherwise reasonably satisfactory to the Buyer. Notwithstanding the foregoing, SPE Sellers shall not be required to have independent directors and “non-consolidation” opinions in connection with any SPE Seller shall only be required if requested by Buyer.”

(l)  Section 3.04 of the Repurchase Agreement is hereby amended by adding the following subclause (c) thereto:

“(c)
Mandatory Repurchases. In the event that a LC Disbursement results in a Margin Deficit, Seller shall, no later than the close of business on the day that Seller is provided with either written or telephonic notice of such Margin Deficit by Buyer: (i) sell to Buyer for no additional consideration Additional Purchased Assets; (ii) repurchase Purchased Assets at the Repurchase Price; (iii) make a payment in reduction of the Repurchase Price; or (iv) choose any combination of the foregoing, so that, after giving effect to such repurchases and payments, the aggregate Repurchase Price plus LC Exposure of all Mortgage Assets subject to Transactions then outstanding does not exceed (x) the Maximum Amount, and/or (y) the aggregate Asset Value. Notwithstanding the foregoing, if the Seller does not designate the Purchased Asset it will repurchase in a timely manner, the Buyer (in its sole discretion) will be permitted to designate the Purchased Assets that are to be repurchased by Seller in order to satisfy the Margin Deficit.”

(m)  Section 9.01(a)(iii) of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

“(iii) with respect to each Mortgage Asset, as soon as available, but in any event not later than two (2) Business Days prior to each Payment Date, copies of the monthly servicing report (which will include all available information on all collections with respect to, and current unpaid principal balances of, the Mortgage Assets);”

(n)  Section 9.01(a)(iv) of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

“(iv) with respect to each Mortgage Asset, to the extent requested in writing by the Buyer, as soon as available, any Servicer’s report relating to projections of any protective advances with respect to such Mortgage Asset, which, if requested by Buyer in writing, shall include, in any event, a description of the related Seller’s internal risk rating (if applicable), tenant ratings, tenant KMV ratings (if applicable) and/or surveillance of such Mortgage Asset;”

(o)  Section 9.01(a)(v) of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

“(iv) with respect to each Mortgage Asset, to the extent received by any Seller from the obligor under any Mortgage Asset, if requested in writing by the Buyer, as soon as available, but in any event not later than thirty (30) days after receipt thereof, the annual balance sheet with respect to the any tenant to the extent the Seller has received the same;”

(p)  Section 9.01(e) of the Repurchase Agreement is amended by deleting the words “(other than the Subsidiaries set forth on Schedule 5 hereto)” and substituting in its place and stead “(other than in the ordinary course of business in connection with acquiring or financing assets)”.

(q)  Section 9.01(l)(i) of the Repurchase Agreement is amended by deleting reference to “$100,000,000” and substituting in its place and stead “$180,000,000”.

(r)  Section 9.01 of the Repurchase Agreement is hereby amended by adding the following subclause (y) thereto:

“(y) Notwithstanding Section 6.02 of this Agreement, if any LC Exposure exists at the time that this Agreement terminates: (i) the Sellers shall provide collateral, in the form of cash or Cash Equivalents, equal to the amount of such LC Exposure in order to secure the payment obligations under such LC Exposure (“Cash Collateral”); and (ii) following receipt of the Cash Collateral from the Sellers and performance of all other obligations hereunder, the Buyer shall reconvey the Purchased Assets to the Sellers and release its security interest therein.”

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

In order to induce the Buyer to enter into this Amendment, the Sellers and Guarantor hereby jointly and severally represent and warrant to the Buyer that:

Section 2.1.  No Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred or be continuing under the Repurchase Agreement, or any other Agreement between the parties hereto.

Section 2.2.  Existing Representations and Warranties. As of the date hereof and after giving effect to this Amendment, each and every one of the representations and warranties set forth in the Repurchase Agreement (except for such representations and warranties that were only required to be true and correct as of a prior date) are true and correct in all material respects.

Section 2.3.  Authority; Enforceability. (a) The execution, delivery and performance by the Sellers and Guarantor of this Amendment are within their respective organizational powers and have been duly authorized by all necessary action on the part of the Sellers and Guarantor, (b) this Amendment is the legal, valid and binding obligation of the Sellers and Guarantor, enforceable against the Sellers and Guarantor in accordance with its respective terms, and (c) this Amendment and the execution, delivery and performance by the Sellers and Guarantor does not: (i) contravene the terms of any of their respective organization documents; (ii) conflict with or result in any material breach or contravention of, or the creation of any Lien under, any document evidencing any contractual obligation to which it is a party or any order, injunction, writ or decree to which the Sellers or Guarantor or their respective assets and properties are subject; or (iii) violate any Requirement of Law.

ARTICLE III.

REFERENCE TO AND EFFECT UPON THE LOAN AGREEMENT

Section 3.1.  Effect. Except as specifically set forth herein, the Repurchase Agreement and the other ancillary documents entered into in connection therewith (collectively, “Transaction Documents”) shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.

Section 3.2.  No Waiver; References. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Buyer under the Repurchase Agreement or the Transaction Documents, nor constitute a waiver of any provision of the Repurchase Agreement or the Transaction Documents, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in:

(i) the Repurchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Repurchase Agreement as amended hereby; and

(ii) the other Transaction Documents to the “Repurchase Agreement” shall mean and be a reference to the Repurchase Agreement as amended hereby.

Section 3.3.  Waiver. As of the date hereof, Sellers and Guarantor hereby waive, release and discharge Buyer and its successors, assigns, and past, present and future affiliates, partners, participants, members, officers, directors, employees, shareholders, attorneys, and agents from any and all liabilities, duties, responsibilities, obligations, claims, demands, actions, causes of action, cases, controversies, damages, costs, losses, and expenses now existing or hereafter arising out of or in any way relating to or in connection with, directly or indirectly, the Repurchase Agreement or the Transaction Documents; provided, that, neither Buyer nor any of its successors, assigns, and past, present and future affiliates, partners, participants, members, officers, directors, employees, shareholders, attorneys, and agents has engaged in any act of gross negligence or willful misconduct in connection with the Repurchase Agreement or the Transaction Documents.

ARTICLE IV.

MISCELLANEOUS.

Section 4.1.  Expenses. The Sellers and Guarantor agree to pay the Buyer upon demand for all reasonable expenses, including reasonable attorneys’ fees and expenses of the Buyer, incurred by the Buyer in connection with the preparation, negotiation and execution of this Amendment.

Section 4.2.  Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 4.3.  Successors. This Amendment shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and the successors and assigns of the Buyer.

Section 4.4.  Assignment. Sellers and Guarantor shall not assign all or any portion of this Amendment, or any rights or benefits thereof, to any person or entity without the prior written consent of the Buyer.

Section 4.5.  Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

SELLERS:

CAPLEASE, LP, for itself and on behalf of certain special-purpose entity subsidiaries thereof

By:  CLF OP GENERAL PARTNER LLC, its General Partner

By:  Capital Lease Funding, Inc., the sole member of CLF OP GENERAL PARTNER LLC

By:  /s/ Paul H. McDowell

Name: Paul H. McDowell
Title: Chief Executive Officer

CAPLEASE SERVICES CORP.

By:   /s/ Paul H. McDowell

Name: Paul H. McDowell
Title: Chief Executive Officer

GUARANTOR:

CAPITAL LEASE FUNDING, INC.

By:   /s/ Paul H. McDowell

Name: Paul H. McDowell
Title: Chief Executive Officer

BUYER:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:   /s/ R. Steven Hall

Name: R. Steven Hall
Title: Director